Exhibit 99.1

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE INTEGRATED CORPORATE RELATIONS 7TH ANNUAL XCHANGE CONFERENCE

HOUSTON, TX, January 11, 2005 - Stage Stores, Inc. (Nasdaq: STGS) announced today that management will make a presentation at the Integrated Corporate Relations 7th Annual XChange Conference on Thursday, January 13, 2005, at 10:40 a.m. Pacific Time/1:40 p.m. Eastern Time.  The conference is being held at the La Costa Resort and Spa in Carlsbad, California.

A live webcast of management's presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestoresinc.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available for approximately 30 days following the conference.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 530 stores located in 29 states.  The Company operates under the Stage, Bealls and Palais Royal names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states.  For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

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